Exhibit 10.9
E.L.F. BEAUTY, INC.
EQUITY AWARD RETIREMENT AND DEATH POLICY

1.Purpose. The purpose of this e.l.f. Beauty, Inc. (“Company”) Equity Award Retirement Policy (this “Policy”) is to provide for the vesting of (a) restricted stock units (“RSUs”) and performance stock units (including RSUs that vest in whole or in part upon achievement of performance goals) (“PSUs”) held by Retirement Eligible Employees (as defined below) in connection with their qualifying retirement from the Company and (b) RSUs and PSUs held by Employees in connection with their Termination of Service due to death, in each case, notwithstanding anything to the contrary in the e.l.f. Beauty 2016 Equity Incentive Award Plan, as may be amended (together with any successor plan, the “Plan”) or any applicable agreement evidencing RSUs or PSUs (each, an “Award Agreement”). This Policy was adopted effective as of June 1, 2024 (the “Effective Date”) and subsequently amended, effective on June 1, 2025.

2.Definitions. Capitalized terms set forth in this Plan but not defined below shall have the meanings ascribed in the Plan. Otherwise, as used in this Policy, the following terms shall have the following meanings:

(a)“Cause” means (i) a breach by the Employee of the Employee’s obligations pursuant to his or her employment or other similar agreement (other than as a result of physical or mental incapacity) which constitutes material nonperformance by the Employee of his or her obligations and duties thereunder, which the Employee has failed to remedy after the Board or delegate thereof has given the Employee written notice of, and at least fifteen (15) days to remedy, such breach, (ii) commission by the Employee of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company (other than acts, such as making personal use of Company office supplies, as have only a de minimis effect on the Company), (iii) a material breach by the Employee of any non-solicitation and or non-competition covenants contained in his or her employment or other similar agreement with the Company, (iv) the Employee’s conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude, (v) the failure of the Employee to carry out, or comply with, in any material respect, any lawful directive of the Board or delegate thereof (other than any such failure resulting from the Employee’s physical or mental incapacity) which the Employee has failed to remedy after the Board or delegate thereof has given the Employee written notice of, and at least fifteen (15) days to remedy, such failure, or (vi) the Employee’s unlawful use (including being under the influence) or possession of illegal drugs. For purposes of the previous sentence, no act or failure to act on the Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee’s action or omission was in the best interest of the Company.

(b)“Company Group” means the Company, collectively with its Affiliates.

(c)“Eligible Award” means each Award of RSUs and PSUs held by a Retirement Eligible Employee that was granted on or after the Effective Date and at least six months prior to the applicable Retirement Date. For the purposes of the foregoing definition, if the Retirement Eligible Employee has provided notice to retire and the anticipated retirement date is at least six months after the grant date for any Award of RSUs or PSUs and the Retirement Eligible Employee experiences a Termination of Service effected by the Company without Cause or experiences a Termination of Service as a result of a Disability prior to the anticipated retirement date, such Award of RSUs or PSUs shall be considered an Eligible Award.

(d)“Retirement Date” means the date a Retirement Eligible Employee retires from employment with the member of the Company Group employing the Retirement Eligible Employee, provided, that, unless otherwise determined by the Board or Committee, the Retirement Eligible Employee has provided not less than three months’ prior written notice of the Retirement Date to the Company and excluding any retirement after which the Retirement Eligible Employee remains employed with, or provides consulting or advisory services on substantially a full-time basis for, any other member of the Company Group. For the purposes of the foregoing definition, if after providing the Company written notice of intent to retire within three months the Retirement Eligible Employee dies, experiences a Termination of Service effected by the Company without Cause, or experiences a Termination of Service as a result of a Disability, then the Retirement Date shall be the date of such death or Termination of Service without regard to any notice requirement.

(e)“Retirement Eligible Employee” means an Employee who is at least 55 years of age and for whom the sum of the Employee’s age and years of service to the Company Group, which need not be consecutive, totals at least 65; provided that the years of services to the Company Group must be equal to or greater than five.

3.Treatment of Eligible Awards. Except as otherwise provided in this Policy, including in Section 4 and Section 5, the vesting of Eligible Awards held by a Retirement Eligible Employee will be treated as follows on and following such Retirement Eligible Employee’s Retirement Date, subject to such Retirement Eligible Employee delivering a general release of claims against the Company Group in a form acceptable to the Company that becomes effective and irrevocable within 30 days after the Retirement Date:

(a)RSUs. All RSUs held by the Retirement Eligible Employee that vest based solely on continued service to the Company Group shall vest in full on the Retirement Date and shall be settled in accordance with the Award Agreement.

(b)PSUs. All PSUs held by the Retirement Eligible Employee as of the Retirement Date shall remain outstanding and eligible to vest through the applicable vesting date, and on such vesting date shall vest and be settled based on the achievement determined by the Board or Committee in accordance with the applicable Award Agreement without regard to any continuous service requirement. Notwithstanding the foregoing and subject to Section 3(c), in the event a Retirement Eligible Employee, on or after the Retirement Date, becomes a director, officer, employee or other service provider of any business, person, firm, corporation, organization or other entity, in whatever form, that, directly or indirectly, develops, processes, packages, markets, promotes, or sells any products that are competitive with any line or products of the Company Group’s business (or planned business to be engaged in the future) (a “Restricted Business”), then all of the PSUs held by such Retirement Eligible Employee shall thereupon be forfeited without any consideration therefor.

(c)Notwithstanding Section 3(b), following the Retirement Date, a Retirement Eligible Employee may act in any capacity of or for a business entity that has multiple lines of business, some of which are not a Restricted Business, so long as the Retirement Eligible Employee’s engagement for such entity are restricted so that the Retirement Eligible Employee does not provide any services to or other assistance in support of, have any supervisory or executive authority respect to or otherwise involve with, any Restricted Business conducted by such entity.

4.Termination of Service for Cause. Notwithstanding anything herein to the contrary, this Policy shall not apply to any RSUs or PSUs held by a Retirement Eligible Employee who experiences a Termination of Service effected by any member of the Company Group for Cause.

5.Termination of Service Due to Death. Notwithstanding anything herein to the contrary, upon an Employee’s Termination of Service due to his or her death, the vesting of all RSUs and PSUs held by such Employee, whether or not such Employee is a Retirement Eligible Employee and whether or not such RSUs and PSUs are considered Eligible Awards, automatically will be treated as follows on the date of such Employee’s Termination of Service:

(a)RSUs. All RSUs held by the Employee that vest based solely on continued service to the Company Group shall vest in full on the date of the Termination of Service and shall be settled in accordance with the Award Agreement.

(b)PSUs. All PSUs held by the Employee as of the date of the Termination of Service shall remain outstanding and eligible to vest through the applicable vesting date, and on such vesting date shall vest and be settled based on the achievement determined by the Board or Committee in accordance with the applicable Award Agreement without regard to any continuous service requirement.

6.Discretion. The Committee or the Board may, in its discretion and at any time or from time to time, terminate, amend or modify all or any portion of this Policy, provided that any such termination, amendment or modification shall not materially and adversely affect any RSUs or PSUs held by a Retirement Eligible Employee as of the date of such action without the written consent of such Retirement Eligible Employee. Any such termination, amendment or modification must specifically reference this Policy.

7.Interpretation. The Board and Committee shall have full authority to interpret the terms and application of this Policy. All interpretations of the Board and Committee will be conclusive and binding on all persons.

8.Incorporation of Equity Plan. This Policy is established under and subject to the terms of the Plan. Notwithstanding the foregoing, if there is a conflict between the terms of the Plan and this Policy, or the terms of an applicable Award Agreement and this Policy, the terms of this Policy will control.